                           SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [_]
  Check the appropriate box:
  [_]Preliminary Proxy Statement
  [_]Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
  [X]Definitive Proxy Statement
  [_]Definitive Additional Materials
  [_]Soliciting Material Pursuant to (S)14a-11(c) or (S)14a-12

                              SAVILLE SYSTEMS PLC
-------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

-------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  [X]No fee required.
  [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
  (1)Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
  (2)Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
  (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
-------------------------------------------------------------------------------
  (4)Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
  (5)Total fee paid:

    [_]Fee paid previously with preliminary materials.
  [_]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)Amount Previously Paid:
-------------------------------------------------------------------------------
  (2)Form, Schedule or Registration Statement No.:
      Schedule 14A (Definitive Proxy Material)
-------------------------------------------------------------------------------
  (3)Filing Party:
      Saville Systems PLC
-------------------------------------------------------------------------------
  (4)Date Filed:
      March 25, 1998

                       NOTICE OF ANNUAL GENERAL MEETING

                                      OF

                              SAVILLE SYSTEMS PLC

                               ----------------

  Notice is hereby given that the Annual General Meeting of Saville Systems PLC (the "Company") will be held at the Glenlo Abbey, Bushypark, Galway, Ireland, on April 23, 1998 at 1:00 p.m. local time, to consider and act upon the following matters:

    1. To consider the audited accounts of the Company for the year ended December 31, 1997 and the Reports of the Directors and the Auditors thereon.

    2. To re-elect John A. Blanchard III, Brian E. Boyle, Richard A. Licursi and John W. Sidgmore as Class II Directors of the Company to serve for a two-year term and to re-elect John J. Boyle III, James M. Murray, Jr. and Bruce A. Saville as Class III Directors of the Company to serve for a three-year term.

    3. To reappoint Ernst & Young as the Company's independent auditors for the current fiscal year.

    4. To re-approve the adoption of the Company's 1995 Share Option Plan, as amended.

    5. To authorize the Directors to determine the remuneration of the independent auditors.

    6. To authorize the holding of the 1999 Annual General Meeting of the Company in North America.

    7. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Peter H. Quinlan
                                          Secretary

March 25, 1998

Registered Office: 67 Lansdowne Road, Dublin 4

A SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE ANNUAL GENERAL MEETING IS ENTITLED TO APPOINT A PROXY (WHO NEED NOT BE A MEMBER OF THE COMPANY) TO ATTEND, SPEAK AND VOTE INSTEAD OF SUCH SHAREHOLDER. A FORM OF PROXY IS ENCLOSED.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED TO THE ENCLOSED PROXY IF MAILED IN THE REPUBLIC OF IRELAND.

                              SAVILLE SYSTEMS PLC
                               IDA BUSINESS PARK
                                    DANGAN
                                GALWAY, IRELAND

                                PROXY STATEMENT

                FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 23, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Saville Systems PLC (the "Company") for use at the Annual General Meeting of Shareholders to be held on April 23, 1998 (the "Annual General Meeting") and at any adjournment of that meeting. All proxies will be voted in accordance with the shareholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual General Meeting.

  To be valid, a proxy must be deposited not less than 48 hours prior to the time appointed for the holding of the Annual General Meeting at (i) the registered office of the Company or (ii) the registered office of the Registrar for the Ordinary Shares, AIB Bank, Registrars' & New Issue Department, Bankcentre, P.O. Box 954, Ballsbridge, Dublin 4, Ireland (each, the "Registered Office"). Any proxy may be revoked by a shareholder at any time before its exercise by (i) voting in person at the Annual General Meeting, (ii) delivery of a subsequently dated proxy to the Registered Office, provided that such subsequently dated proxy must be received at the Registered Office not less than 48 hours prior to the time appointed for the holding of the Annual General Meeting or (iii) delivery of written revocation of such proxy, provided that such written revocation must be received at the Registered Office not less than one hour prior to the time appointed for the holding of the Annual General Meeting.

  The Company's Annual Report to Shareholders for the year ended December 31, 1997 was mailed to shareholders, along with these proxy materials, on or about March 25, 1998.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT SAVILLE SYSTEMS PLC, IDA BUSINESS PARK, DANGAN, GALWAY, IRELAND OR AT ONE VAN DE GRAAFF DRIVE, BURLINGTON, MASSACHUSETTS 01803, U.S.A.

VOTING SECURITIES AND VOTES REQUIRED

  At the close of business on March 2, 1998, there were outstanding and entitled to vote an aggregate of 38,143,414 Ordinary Shares of the Company, $0.0025 nominal value per share, constituting all of the voting shares of the Company. All shareholders of record at the time appointed for the holding of the Annual General Meeting are entitled to vote at the Annual General Meeting. All ordinary shares of the Company, including those represented by American Depositary Shares of the Company ("ADSs") are referred to herein as the "Ordinary Shares." All references in this Proxy Statement to past transactions in the Company's Ordinary Shares reflect the 2-for-1 stock split in the form of a 100% share dividend of Ordinary Shares effective November 7, 1997.

  Three shareholders, each appearing in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual General Meeting.

  The Bank of New York as depositary (the "Depositary") is the shareholder of record in respect of those Ordinary Shares represented by ADSs. The Company has requested the Depositary, and the Depositary is required pursuant to the Deposit Agreement, to mail to all owners of American Depository Receipts ("ADRs") representing ADSs of the Company (the "Owners") a notice, the form of which notice will be in the sole discretion of the Depositary, containing (a) the information included in the notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Ordinary Shares or other deposited securities represented by their respective ADSs, (c) a statement that Owners who instruct the Depositary as to the exercise of their voting rights will be deemed to have instructed the Depositary or its authorized representative to call for a poll (i.e., a written vote) with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and of the Company's Memorandum and Articles of Association and (d) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given to the Depositary to give a discretionary proxy to a person designated by the Company, as described in the next paragraph. Upon the written request of an Owner, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of Ordinary Shares or other deposited securities represented by the ADSs evidenced by such Owner's ADRs in accordance with the nondiscretionary instructions set forth in such request. Accordingly, pursuant to the Company's Memorandum and Articles of Association and applicable Irish law, the Depositary will cause its authorized representative to attend each meeting of holders of Ordinary Shares and call for a poll as instructed in accordance with clause (c) above for the purpose of effecting such vote. The Depositary will not vote or attempt to exercise the right to vote that attaches to the Ordinary Shares or other depositary securities, other than in accordance with such instructions or deemed instructions.

  The Deposit Agreement provides that if no instructions are received by the Depositary from any Owner with respect to any of the deposited securities represented by the ADSs evidenced by such Owner's ADRs on or before the date established by the Depositary for such purpose, the Depositary will deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such deposited securities and the Depositary will give a discretionary proxy to a person designated by the Company to vote such deposited securities, under circumstances and according to the terms as set forth in the Deposit Agreement; provided, that no such instructions will be deemed given and no such discretionary proxy will be given with respect to any matter as to which the Company informs the Depositary in writing that the Company does not wish such proxy to be given.

  Voting at the Annual General Meeting of Shareholders is by a show of hands unless a poll (i.e., a written vote) is duly demanded. Votes may be given either personally or by proxy. Subject to the Company's Memorandum and Articles of Association and to any rights or restrictions attaching to any class or classes of shares, on a show of hands each shareholder present in person and every proxy has one vote but so that no individual can have more than one vote, and on a poll each shareholder shall have one vote for each share of which he is the holder. Where there is an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting is entitled to a casting vote in addition to any other vote he may have. A poll may be demanded by (i) the Chairman of the meeting, or (ii) at least three shareholders present (in person or by proxy) entitled to vote at the meeting (iii) any shareholder or shareholders present (in person or by proxy) representing not less than one-tenth of the total voting rights of all the shareholders entitled to vote at the meeting, or (iv) any shareholder or shareholders present (in person or by proxy) holding shares conferring the right to vote at the meeting being shares on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. The Depositary has agreed to demand a poll at general meetings of shareholders in respect of every resolution on which the Depositary has been instructed by an owner to vote.

  The affirmative vote of a majority of the votes cast by the holders of Ordinary Shares voting on the matter is required for the approval of ordinary resolutions, including all resolutions presented for approval at this Annual General Meeting.

  Ordinary Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that he or she does not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voted on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, including those matters presented for shareholder approval at this Annual General Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

             CONSIDERATION OF THE AUDITED ACCOUNTS OF THE COMPANY
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                       AND THE REPORTS OF THE DIRECTORS
                           AND THE AUDITORS THEREON

  Under Irish Company law, the shareholders of the Company are required to consider the audited accounts of the Company for the year ended December 31, 1997 and the Reports of the Directors and the Auditors thereon which were included in the Company's Annual Report to Shareholders for the year ended December 31, 1997, as mailed to the shareholders of the Company along with these proxy materials. Under Irish Company law, the Directors are required to lay the accounts before the Annual General Meeting. In addition, under the Company's Articles of Association, the shareholders must be requested to pass a resolution that the accounts be considered. However, there is no legal requirement that such a resolution be passed or that the accounts be otherwise approved by the shareholders.

                             ELECTION OF DIRECTORS

  Under Irish Company law, the Company must have a minimum of two directors. The Company's Articles of Association set the maximum number of directors of the Company at twelve, which number may be changed by an ordinary resolution of the shareholders. The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered terms. There are currently three Class I Directors, whose terms expire at the 1999 Annual General Meeting of Shareholders, four Class II Directors, whose terms expire at the 1998 Annual General Meeting of Shareholders, and three Class III Directors, whose terms expire at the 1998 Annual General Meeting of Shareholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

  The Chairman of the Annual General Meeting, as the person named in the enclosed proxy, will vote to elect John A. Blanchard III, Brian E. Boyle, Richard A. Licursi and John W. Sidgmore as Class II Directors for a two-year term and John J. Boyle III, James B. Murray, Jr. and Bruce A. Saville as Class III Directors for a three-year term, unless authority to vote for the election of any of the nominees is withheld by marking the proxy to that effect. Messrs. Blanchard, Brian E. Boyle, Licursi and Sidgmore are currently Class II Directors of the Company and Messrs. John J. Boyle III, Murray and Saville are currently Class III Directors of the Company. Each of the nominees has indicated his willingness to serve, if elected, but if any of them should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

  Set forth below are the name, age and certain information with respect to each director of the Company, including the four nominees for Class II Director and three nominees for Class III Director.

CLASS I DIRECTORS

  WILLIAM F. CUNNINGHAM. Mr. Cunningham, age 53, has been a director of the Company since March 1995. Mr. Cunningham is a senior partner with McGovern, Hurley, Cunningham, a Toronto-based chartered accounting firm, which he co-founded in 1984. Mr. Cunningham is a member of the Canadian Institute of Chartered Accountants, the Canadian Tax Foundation and the Estate Planning Council of Toronto.

  FERGUS G. MCGOVERN. Mr. McGovern, age 69, has been a director of the Company since June 1995. From January 1989 until his retirement in April 1994, Mr. McGovern was chief Executive Officer of Telecom Eireann, a national telecommunications operating company in the Republic of Ireland. Mr. McGovern has also served on the Executive Committee of the Confederation of Irish Industry, as Chairman and President of the Irish Management Institute, as Trustee of the International Institute of Communications and as Chairman of Cablelink, the largest cable television company in the Republic of Ireland. He is currently a director of the Irish Gas Board (a state-owned national gas utility) and a member of the Board of Graduate School of Business of University College Dublin.

  DAVID P. MIXER. Mr. Mixer, age 45, has been a director of the Company since April 1994. Since its inception in March 1989, Mr. Mixer has been a Managing Director of Columbia Capital Corporation, a Virginia-based investment services company specializing in the telecommunications industry. Since 1988, Mr. Mixer has also been the President of Bay Cellular, a cellular communications company. Mr. Mixer is a member of the Board of Directors of Telular Corporation, a publicly-held communications equipment manufacturing company.

CLASS II DIRECTORS

  JOHN A. BLANCHARD III. Mr. Blanchard, age 55, has been a director of the Company since December 1994. Since May 1995, Mr. Blanchard has served as President and Chief Executive Officer of Deluxe Corporation, a publicly-held company that provides paper-based and electronic products and services to financial institutions and large retailers. From January 1994 through April 1995, he served as Executive Vice President of General Instrument Corporation, a publicly-held electronics systems and components company. From April 1991 through May 1993, Mr. Blanchard served as Chairman and Chief Executive Officer of Harbridge Merchant Services, a privately-held credit card processing company. Mr. Blanchard is also a member of the Board of Directors of Deluxe Corp. and Norwest Corp.

  BRIAN E. BOYLE. Mr. Boyle, age 50, has been a director of the Company since January 1995. Since February 1996, Mr. Boyle has served as Vice Chairman of Boston Communications Group, Inc., a wireless communications company, and as Chairman, New Wireless Services of that company from January 1994 to February 1996. From July 1990 to September 1993, Mr. Boyle served as Chief Executive Officer of Credit Technologies, Inc., a supplier of customer application software for the wireless telephone industry. Mr. Boyle is also a member of the Board of Directors of Boston Communications Group, Inc.

  RICHARD A. LICURSI. Mr. Licursi, age 50, has been a director of the Company since December 1994. In June 1994, Mr. Licursi founded Phoenix Wireless Group, Inc., a developer of software-based systems and services for wireless telecommunications, and currently serves as its President and Chief Executive Officer. From November 1992 to June 1994, Mr. Licursi served as Senior Vice President of the Worldwide Telecom Delivery Unit of SHL Systemhouse, Inc., a telecommunications software provider.

  JOHN W. SIDGMORE. Mr. Sidgmore, age 46, has been a director of the Company since December 1994. Since June 1994, Mr. Sidgmore has been the President and Chief Executive Officer of UUNet Technologies, Inc., a provider of worldwide internet services. Since December 1996, Mr. Sidgmore also has served as the Chief Operating Officer and Vice Chairman of WorldCom Inc., a provider of long distance, internet and telecommunication services. From 1989 to June 1994, Mr. Sidgmore served as President and Chief Executive Officer of CSC Intelicom. Mr. Sidgmore is also a member of the Board of Directors of WorldCom Inc. and Earthlink Network Inc.

CLASS III DIRECTORS

  JOHN J. BOYLE III. Mr. Boyle, age 51, has served as the Company's President and Chief Executive Officer since August 1994 and commencing April 1, 1998, will also serve as the Company's Chairman of the Board of Directors. From 1981 to August 1994, Mr. Boyle served in various management positions with CSC Intelicom, a global supplier of information technology, most recently as Senior Vice President of Work Process/Network Practice.

  JAMES B. MURRAY, JR. Mr. Murray, age 51, has been a director of the Company since January 1994. Since its inception in March 1989, Mr. Murray has been a Managing Director of Columbia Capital Corporation. From January 1990 to January 1993, Mr. Murray was also the President of Randolph Cellular Corp., a cellular communications company. Mr. Murray is also a member of the Board of Directors of Advanced Radio Telecom Corp.

  BRUCE A. SAVILLE. Mr. Saville, age 53, founded the Company in 1982 and served as the Company's President and Chief Executive Officer until becoming the Company's Chairman of the Board of Directors in August 1994. Effective April 1, 1998, Mr. Saville will no longer serve as the Company's Chairman.

  Executive officers of the Company are generally elected by the Board of Directors on an annual basis and serve at the Board's discretion. No family relationships exist among any of the executive officers or directors of the Company.

BOARD AND COMMITTEE MEETINGS

  The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's independent auditors' performance in the annual audit, reviews auditors' fees, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent auditors. The Audit Committee met twice during the year ended December 31, 1997. The current Audit Committee members are Messrs. Cunningham (Chairman), Licursi and Mixer.

  The Company has a standing Compensation Committee of the Board of Directors, which sets the compensation levels of executive officers of the Company (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation programs of the Company, administers and authorizes option grants to all employees under the Company's 1995 Share Option Plan and administers the Company's 1996 Employee Share Purchase Plan. The Compensation Committee met six times during the year ended December 31, 1997. The current members of the Compensation Committee are Messrs. Murray (Chairman), Brian Boyle and Cunningham.

  The Board of Directors met four times during the year ended December 31, 1997. Each incumbent director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which they then served.

COMPENSATION FOR DIRECTORS

  The Company's non-employee directors receive $1,000, plus reasonable travel and out-of-pocket expenses, for each meeting of the Board of Directors they attend and are entitled to participate in the Company's 1995 Share Option Plan (the "1995 Option Plan"). Directors who serve on the Audit Committee or Compensation Committee receive $500 for each such Committee Meeting attended. For a further description of the 1995 Option Plan, see "Reapproval of 1995 Share Option Plan" below.

                            EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly paid executive officers whose annual salary and bonus for 1997 exceeded $100,000 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL        LONG-TERM COMPENSATION
                               COMPENSATION(1)         AWARD(S)(2)
                              ------------------ --------------------------
                                                  RESTRICTED     SECURITIES  ALL OTHER
   NAME AND PRINCIPAL                                STOCK       UNDERLYING COMPENSATION
        POSITION         YEAR SALARY($) BONUS($) AWARDS(S) ($)   OPTIONS(#)     ($)
   ------------------    ---- --------- -------- -------------   ---------- ------------
Bruce A. Saville(3)..... 1997 $195,000  $    --   $      --        30,000      $  --
 Chairman(4)             1996  210,000       --          --         5,788         --
                         1995  200,000       --          --        46,190         --
John J. Boyle, III...... 1997  284,193   284,662   1,031,175(5)   200,000         --
 Chief Executive Offi-
  cer(4)                 1996  224,700   168,525         --        10,838         --
                         1995  214,000   160,500         --       742,368         --
Marc J. Venator......... 1997  165,375    82,688         --       120,000         --
 Chief Operating Officer 1996  157,500    47,250         --         5,642      15,591
                         1995  102,116    30,082         --       360,880      21,574
John Kiley.............. 1997  157,500    78,750         --       100,000         --
 Senior Vice President,  1996  150,000    85,000         --           --          --
 Global Sales and Mar-
  keting                 1995   25,962    10,192         --       200,000         --
Michael Shulist(3)...... 1997  123,480    61,740         --       100,000         --
 Senior Vice President,  1996  122,640    61,792         --         4,454       3,218
 Global Consulting Serv-
  ices                   1995   91,832    27,456         --       265,456       1,184

--------
(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer.
(2) The Company does not have a long-term incentive plan. The Company did not grant any restricted stock awards or stock appreciation rights during the years ended December 31, 1995 and December 31, 1996.
(3) Amounts reflected in this section for 1995 and 1996 have been converted into U.S. dollars at the conversion ratio in effect on December 31, 1996 as reported in the New York Times on that date (US $1.00 = CDN $1.36 equivalent to CDN $1.00 = US $0.70) and for 1997 at the conversion ratio in effect on December 31, 1997 as reported in the New York Times on that date (US $1.00 = CDN $1.43 equivalent to CDN $1.00 = US $0.70)
(4) Mr. Boyle will serve as the Company's Chairman effective April 1, 1998.
(5) At December 31, 1997, Mr. Boyle held 30,000 shares of Restricted Stock with an aggregate value of $1,245,000 on that date.

  Option Grant Table. The following table sets forth certain information regarding options granted during the year ended December 31, 1997 by the Company to the Named Executive Officers.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1997

                                                                  POTENTIAL
                                                                 REALIZABLE
                                                              VALUE AT ASSUMED
                                                               ANNUAL RATES OF
                                                                    STOCK
                                                             PRICE APPRECIATION
                            INDIVIDUAL GRANTS                FOR OPTION TERM(1)
                -------------------------------------------- -------------------
                            PERCENT OF
                              TOTAL
                 NUMBER OF   OPTIONS
                SECURITIES  GRANTED TO EXERCISE
                UNDERLYING  EMPLOYEES  OR BASE
                  OPTIONS   IN FISCAL   PRICE     EXPIRATION
NAME            GRANTED (#)    YEAR     ($/SH)       DATE     5% ($)    10% ($)
----            ----------- ---------- --------   ---------- --------- ---------
Bruce A. Sa-
 ville........     30,000      1.09%    $19.00      1/2/07   $ 364,578 $ 918,160
John J. Boyle,
 III..........    200,000      7.26%     19.00      1/2/07   2,430,522 6,121,065
Marc J.
 Venator......     20,000      0.73%     17.22(2)  1/24/07     315,252   706,016
                  100,000      3.63%     19.00      1/2/07   1,215,261 3,060,532
John J. Ki-
 ley..........    100,000      3.63%     19.00      1/2/07   1,215,261 3,060,532
Michael
 Shulist......    100,000      3.63%     19.00      1/2/07   1,215,261 3,060,532

--------

(1) These columns show the hypothetical gains or option spreads of the options granted based on the fair market value of the Ordinary Shares on the date of grant and assumed annual compound share appreciation rates of 5% and 10% over the full term of the options. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future share prices. Actual gains, if any, on option exercises will depend on the timing of such exercise and the future performance of the Company's ADSs. Values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.
(2) The 20,000 Ordinary Shares underlying the option granted to Mr. Venator had a market price of $20.25 on the date of grant.

  Year-End Option Table. The following table sets forth certain information regarding options exercised during the year ended December 31, 1997 and stock options held as of December 31, 1997 by the Named Executive Officers.

              AGGREGATE OPTION EXERCISES AS OF DECEMBER 31, 1997
                          AND YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                          NUMBER OF              OPTIONS AT FISCAL YEAR-          IN THE MONEY
                           SHARES      VALUE               END            OPTIONS AT FISCAL YEAR END(2)
                         ACQUIRED ON  REALIZED  ------------------------- -------------------------------
                         EXERCISABLE   ($)(1)   EXERCISABLE UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
                         ----------- ---------- ----------- ------------- --------------- ---------------
Bruce A. Saville........         0   $        0    36,580       45,398    $     1,337,337  $    1,247,334
John J. Boyle, III......   225,350    6,103,696   483,696      287,854         18,305,530       7,749,670
Marc J. Venator.........    68,220    1,963,235    20,000      168,506            485,750       4,785,273
John J. Kiley...........    70,900    2,049,533     3,333      167,577            121,655       4,706,587
Michael Shulist.........    10,760      343,395   178,966      136,552          6,672,394       3,599,241

--------
(1) The values in this column represent the last reported sale price of the ADSs on the respective date of exercise, less the respective option exercise price.
(2) Value is based on the closing sales price of the Company's ADSs on December 31, 1997 ($41.50), the last trading day of the Company's 1997 fiscal year, less the applicable option exercise price.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on its review of copies of reports filed by all persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act of 1934 or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 1997 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

  The Company has entered into the following employment agreements with the Named Executive Officers:

  The Company is party to an employment agreement with Mr. Saville for the one year period ending November 1, 1998. Pursuant to the agreement, Mr. Saville serves as the Chairman of the Board of Directors of the Company until March 31, 1998, after which the Board has determined he will serve as Chairman Emeritus. Mr. Saville is entitled to receive an annual base salary of $120,000, subject to adjustment, in the discretion of the Board of Directors, based upon Mr. Saville's individual performance and the overall performance of the Company. The Company may terminate Mr. Saville's employment only for cause or disability during the term of the agreement.

  The Company is also a party to an employment agreement with Mr. John J. Boyle, III for the five-year period from August 1, 1997 to August 1, 2002. Pursuant to the agreement, Mr. Boyle serves as President and Chief Executive Officer of the Company through April 1, 1998, as President, Chief Executive Officer and Chairman of the Board of the Company from April 1, 1998 through July 31, 1999 and as a Director of the Company through August 1, 2002. That period could be extended further if agreed upon by Mr. Boyle and the Board of Directors. Pursuant to the agreement, Mr. Boyle will receive a base salary for the period from August 1, 1997 through July 31, 1998 of $350,000. His base salary for each of the subsequent twelve-month periods shall be adjusted as determined by the Board of Directors. During the final two years of the agreement, when Mr. Boyle has agreed to serve as a Director of the Company, the Company will not be obligated to pay him a base salary. In addition to his base salary, Mr. Boyle is eligible to receive an incentive bonus of up to 100% of his base salary at the end of each calendar year in which he serves as Chief Executive Officer or Chairman of the Board of the Company. The amount of any such bonus is dependent upon Mr. Boyle's individual performance and the overall financial performance of the Company with respect to the applicable calendar year.

  In connection with Mr. Boyle's agreement to continue to be associated with the Company for five years, the Company's Board of Directors agreed, in October 1997, to issue to Mr. Boyle 15,000 Ordinary Shares (30,000 Ordinary Shares on a post-split basis) at a purchase price of $0.0025 per share. The shares issued to Mr. Boyle are subject to a Stock Restriction Agreement which requires Mr. Boyle to contribute to the capital of the Company any shares which have not vested at the time that Mr. Boyle ceases to be a member of the Company's Board of Directors. The Stock Restriction Agreement also prohibits Mr. Boyle from transferring any of the shares for so long as they are not vested. Of the shares purchased by Mr. Boyle, 6,000 shares vest on August 1, 1998 and, thereafter, 6,000 shares vest on August 1 of each year until all shares have vested as of August 1, 2002.

  The Company may terminate Mr. Boyle's employment at any time with or without cause. In the event the Company terminates Mr. Boyle's employment without cause, if Mr. Boyle resigns or if Mr. Boyle's duties are materially diminished such that his ability to function as Chief Executive Officer is impaired, he is eligible to receive the amount of his salary and the maximum bonus payment to which he would have been entitled to receive for the lesser of one year or the period from the date of termination to July 31, 1999. Such payment shall be made in equal monthly installments over the period during which Mr. Boyle would be entitled to receive such payments if still employed by the Company.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee, which is currently comprised of Messrs. Murray (Chairman), Brian Boyle and Cunningham. The Compensation Committee is responsible for determining the compensation package of each executive officer and recommending it to the Board of Directors. In the year ended December 31, 1997, the Board of Directors did not modify or reject in any material way any action or recommendation of the Compensation Committee. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's other directors, including the input of Mr. Saville with respect to the compensation of the Company's executive officers other than Mr. Saville and of Mr. John J. Boyle, III with respect to the compensation of the Company's executive officers other than Mr. John J. Boyle, III.

 Policies and Philosophy

  The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with shareholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and shareholder interests.

  In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and share option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic licensing, distribution and development relationships, product development and enhancement of the Company's licensing position, as well as on the Company's overall financial performance.

 Executive Officer Compensation in Fiscal 1997

  The compensation programs for the Company's executive officers established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace, (ii) bonus packages and (iii) share-based equity incentives in the form of participation in the 1995 Option Plan. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provides incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers with discretionary share option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary and bonus level and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company. Two-thirds of each executive officer's bonus and equity awards are based upon specific goals or milestones that are established at the beginning of each fiscal year. Additional bonus and equity awards are based upon each executive officer's compensation after taking into account actions by such officer to accomplish established Company goals.

  In determining the salary and bonus of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the

Company's long-term needs and goals, including attracting and retaining key management personnel and (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies described under the caption "Comparative Stock Performance" below constitute a much broader group of companies at various stages of development than those considered by the Compensation Committee to compare compensation levels of the Company's executive officers. Rather, the companies used by the Compensation Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of its executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

  Share option grants made pursuant to the 1995 Option Plan in the year ended December 31, 1997 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's ADSs on the Nasdaq National Market. Such grants, as a result of vesting arrangements applicable to such share options, also serve as a means of retaining these individuals. In making share option grants to executive officers, the Compensation Committee considers a number of factors, including the performance of the executive officer, the responsibilities of the executive, the salary and bonus to be earned by the executive and the executive's current share or option holdings.

  During 1997, the Named Executive Officers received options under the 1995 Option Plan to purchase an aggregate of 550,000 Ordinary Shares, at a weighted average exercise price of $18.94 per share, all current executive officers as a group received options to purchase an aggregate of 750,000 Ordinary Shares, at a weighted average exercise price of $18.77 per share, and all employees, excluding current executive officers as a group, received options to purchase an aggregate of 2,006,500 Ordinary Shares, at a weighted average exercise price of $21.27 per share. During 1997, non-employee Directors received as a group options to purchase an aggregate of 240,000 Ordinary Shares, at a weighted average exercise price of $19.00 per share, under the 1995 Option Plan. For additional information regarding the ownership of options by the Named Executive Officers, see "Executive Compensation--Option Grants" and "-- Option Exercises and Holdings." On March 2, 1998, the closing price of the ADSs on the Nasdaq National Market was $45.50 and options to purchase an aggregate of 5,300,395 Ordinary Shares were outstanding under the 1995 Option Plan.

 Compensation of the Chief Executive Officer in Fiscal 1997

  The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company--to provide a competitive compensation opportunity that rewards performance.

  Mr. John J. Boyle, III served in the positions of President and Chief Executive Officer of the Company during the year ended December 31, 1997. The Compensation Committee set Mr. Boyle's base salary during 1997 at $284,193, considered by the Compensation Committee to be in the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. In addition, Mr. Boyle received a bonus of $284,662 and options to purchase 200,000 Ordinary Shares at an exercise price of $19.00 per share during 1997, which amounts were partially based on achievement of certain performance related goals that were established at the beginning of 1997. In considering Mr. Boyle's performance, the Compensation Committee considered the hiring of certain key management level employees of the Company and the Company's achievement of its internal earnings targets.

  In addition to the cash compensation, bonus and option grants received by Mr. Boyle in 1997, the Board of Directors awarded Mr. Boyle the right to purchase 30,000 Ordinary Shares at a purchase price of $0.0025 per share. This award was made in connection with the negotiation of Mr. Boyle's new employment agreement and the determination by the Board of Directors that it should be a priority for the Company to retain Mr. Boyle as its Chief Executive Officer and as a member of its Board of Directors. The Ordinary Shares purchased by Mr. Boyle vest over a five-year period. See "Agreements with Named Executive Officers" above.

 Compliance with United States Internal Revenue Code Section 162(m)

  Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although the Company has no current plan to pay any of its executive officers annual compensation over $1,000,000, it currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m) of the Code to mitigate any disallowance of deductions.

                                          COMPENSATION COMMITTEE

                                          James B. Murray, Jr., Chairman
                                          Brian E. Boyle
                                          William F. Cunningham

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of the Company's Ordinary Shares as of March 2, 1998 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding Ordinary Shares,
(ii) by each director or nominee for director, (iii) by each of the Named Executives and (iv) by all current directors and executive officers as a group:

                                                                   PERCENTAGE
                                                       NUMBER OF       OF
                                                         SHARES    OUTSTANDING
                                                      BENEFICIALLY   ORDINARY
NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNED(1)    SHARES(2)
------------------------------------                  ------------ -----------
Pilgrim Baxter & Associates Ltd.(3)..................  3,935,600      10.3%
 825 Duportail Road
 Wayne, PA 19087-5525
Putnam Investment Management, Inc.(4)................  3,641,100       9.5%
 One Post Office Square
 Boston, MA 02109
James B. Murray, Jr.(5)..............................  1,423,620       3.7%
Bruce A. Saville(6) .................................  1,052,416       2.8%
David P. Mixer(7)....................................    657,422       1.7%
John J. Boyle, III(8)................................    576,836       1.5%
Michael Shulist(9)...................................     82,010         *
John A. Blanchard, III(10)...........................     56,612         *
Brian E. Boyle(10)...................................     56,612         *
John W. Sidgmore(10).................................     56,612         *
Fergus G. McGovern(10)...............................     45,000         *
Richard A. Licursi(10)...............................     35,812         *
William F. Cunningham(10)............................     20,000         *
John J. Kiley(11)....................................      5,220         *
Marc J. Venator......................................        --          *
All current directors and executive officers as a      4,132,839      10.6%
 group (15 persons)(12)..............................

--------
*  Less than 1% of the Ordinary Shares outstanding.
(1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of Ordinary Shares beneficially owned by each director, nominee for director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Any reference in these footnotes to shares subject to share options held by the person in question refers to share options held by such person that are currently exercisable or exercisable within 60 days after March 2, 1998 ("Presently Exercisable Options").
(2) The number of shares deemed outstanding includes 38,143,414 shares outstanding as of March 2, 1998 and any shares subject to share options held by the person or entity in question that are Presently Exercisable Options.
(3) Based solely on information contained in a Schedule 13G filed with the Commission on February 11, 1998.
(4) Includes 3,524,400 shares owned by Putnam Investment Management, Inc. and 116,700 shares owned by the Putnam Advisory Company, Inc., each a wholly-owned subsidiary of Putnam Investments, Inc. Based solely on information contained in Schedule 13G filed with the Commission on January 28, 1998.

 (5) Includes 63,012 shares held by The James B. and Bruce R. Murray, Jr. Foundation, of which Mr. Murray is the sole trustee and 15,000 shares issuable pursuant to Presently Exercisable Options.
 (6) All shares are owned of record by Grannarville Interest Group Inc. Mr. Saville owns 100% of the voting securities of Grannarville Interest Group Inc. Includes 51,580 shares issuable pursuant to Presently Exercisable Options.
 (7) Includes 10,000 shares held by the Trimix Foundation, of which Mr. Mixer is one of three directors and 15,000 shares issuable pursuant to Presently Exercisable Options.
 (8) Includes 543,696 shares issuable pursuant to Presently Exercisable
     Options.
 (9) Includes 79,454 shares issuable pursuant to Presently Exercisable
     Options.
(10) Consists solely of shares issuable pursuant to Presently Exercisable
     Options.
(11) Includes 3,333 shares issuable pursuant to Presently Exercisable Options.
(12) Includes 1,035,377 shares issuable pursuant to Presently Exercisable
     Options.

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total shareholder return on the ADSs representing Ordinary Shares of the Company between November 16, 1995 (the date on which the Company's ADSs first became publicly traded) and December 31, 1997 with the cumulative total return of (i) the Standard & Poor's 500 Stock Index ("S&P 500") and (ii) the Standard & Poor's Software & Services Index ("S&P Computers"). This graph assumes the investment of $100 on November 16, 1995 in the ADSs representing Ordinary Shares, the Standard & Poor's 500 Stock Index and the Standard & Poor's Software & Services Index, and assumes dividends are reinvested. Measurement points are November 16, 1995, December 31, 1995, December 31, 1996 and December 31, 1997.

                       [PERFORMANCE GRAPH APPEARS HERE]

                           Saville Systems       S&P 500       S&P Computers
----------------------------------------------------------------------------
11/16/95                         100               100              100
----------------------------------------------------------------------------
12/95                            128               106               95
----------------------------------------------------------------------------
12/96                            365               131              147
----------------------------------------------------------------------------
12/97                            746               174              205
----------------------------------------------------------------------------

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  Ernst & Young has served as the Company's independent auditors since 1993. The Board of Directors acknowledges the retirement of Ernst & Young as the Company's independent auditors in accordance with the Companies Acts, 1963 to 1990, of the Republic of Ireland. Ernst & Young has expressed their willingness to serve as the Company's independent auditors for the current year.

  Representatives of Ernst & Young are expected to be present at the Annual General Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

BOARD RECOMMENDATION

  The Board of Directors recommends a vote FOR the reappointment of Ernst & Young as the Company's independent auditors.

                   REAPPROVAL OF THE 1995 SHARE OPTION PLAN

  Section 162(m) of the Code precludes a deduction for compensation in excess of $1,000,000 paid by a public company to the Company's Chief Executive Officer and its four other most highly compensated executive officers. Certain performance-based compensation is excluded from this limitation. In particular, income recognized upon the exercise of a stock option is not subject to this limitation if the option was issued under a plan approved by shareholders that provides a limit to the number of shares that may be issued under the plan to any individual. As of March 2, 1998, approximately 2,995,000 Ordinary Shares remained available for future awards under the Company's 1995 Share Option Plan, as amended (the "1995 Option Plan"). The 1995 Option Plan was adopted by the Board of Directors in August 1995, approved by the shareholders in September 1995, and amended by the shareholders in October 1997. The transition rules which govern Section 162(m) require that the entire 1995 Option Plan be reapproved by the shareholders within three years of the Company's initial public offering. Therefore, in order to ensure compliance with Section 162(m) of the Code, the 1995 Option Plan must be reapproved by the shareholders at the 1998 Annual General Meeting.

  The following summary describes the 1995 Option Plan. This summary is qualified in all respects by reference to the full text of the 1995 Option Plan, a copy of which is available upon request from the Secretary of the Company.

  Under the 1995 Option Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), or options not intended to qualify as incentive stock options ("non-statutory options"). Incentive stock options may only be granted to employees of the Company. A total of 10,000,000 Ordinary Shares may be issued upon the exercise of options granted under the 1995 Option Plan. The maximum number of shares with respect to which options may be granted to any employee under the 1995 Option Plan shall not exceed 447,000 Ordinary Shares during any calendar year.

  The 1995 Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1995 Option Plan, the Compensation Committee has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of Ordinary Shares subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a shareholder owning in excess of 10% of the Company's Ordinary Shares) of the fair market value of the Ordinary Shares as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years).

  Payment of the option exercise price may be made in cash (or, subject to applicable law, by delivery of a promissory note payable on terms specified by the Compensation Committee) in a manner consistent with Section 422 of the Code and Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Options are not assignable or transferable except by will or the laws of descent and distribution and, in the case of non-statutory options, pursuant to a qualified domestic relations order (as defined in the Code).

  The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the 1995 Option Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Compensation Committee, so long as such provisions are not inconsistent with the 1995 Option Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1995 Option Plan may be exercised.

  The Compensation Committee may amend the 1995 Option Plan at any time. However, no such amendment shall be made without prior approval of the shareholders of the Company if such amendment requires shareholder approval under Section 422 of the Code or any successor provision with respect to incentive stock options, or under Rule 16b-3.

  As option grants under the 1995 Option Plan are discretionary, the Company cannot now determine the number of options to be received by the Company's Named Executive Officers, by all current executive officers as a group, by non-employee directors as a group or by all current non-executive officers as a group. The number of such options shall be determined by the Compensation Committee pursuant to the terms of the 1995 Option Plan. During 1997, the Named Executive Officers received options under the 1995 Option Plan to purchase an aggregate of 550,000 Ordinary Shares, at a weighted average exercise price of $18.94 per share, all current executive officers as a group received options to purchase an aggregate of 750,000 Ordinary Shares, at a weighted average exercise price of $18.77 per share, and all employees, excluding current executive officers as a group, received options to purchase an aggregate of 2,006,500 Ordinary Shares, at a weighted average exercise price of $21.27 per share. During 1997, non-employee directors received as a group options to purchase an aggregate of 240,000 Ordinary Shares, at a weighted average exercise price of $19.00 per share, under the 1995 Option Plan. For additional information regarding the ownership of options by the Named Executive Officers, see "Executive Compensation--Option Grants" and "-- Option Exercises and Holdings." On March 2, 1998, the closing price of the ADSs on the Nasdaq National Market was $45.50, and options to purchase an aggregate of 5,300,395 Ordinary Shares were outstanding under the 1995 Option Plan.

 Tax Consequences

  The following summary of certain tax consequences of the grant and exercise of options under the 1995 Option Plan is based on the laws, regulations, administrative rulings and revenue practices of the Republic of Ireland, the United States and Canada in force and as interpreted by the relevant authorities as of the date of this Proxy Statement and are without reference to any proposed changes in these jurisdictions. Such laws, regulations and administrative rulings are subject to change in the future.

  This summary is of a general nature only and does not discuss all aspects of Irish, U.S. or Canadian tax that may be relevant to a particular optionee. Optionees are advised to consult their own tax advisers with respect to the tax consequences in the Republic of Ireland, the United States and Canada of being an optionee. Each person who receives options under the 1995 Option Plan is given a copy of the Prospectus relating to the 1995 Option Plan, which contains more detailed information regarding the tax consequences of being an optionee.

 Irish Tax Consequences

  Resident Optionees. The grant of an option to a person who is domiciled and resident in the Republic of Ireland and not a resident in any other jurisdiction and is an employee or director of the Company (a "Resident Optionee"), does not create a taxable benefit for the Resident Optionee at the date of grant. The optionee will, however, realize taxable income for Irish income tax purposes upon the exercise of the option in an amount equal to the excess of the market value of the Ordinary Shares at the date of exercise of the option over the amount paid for the Ordinary Shares by the Resident Optionee. The amount is treated as taxable income of the Resident Optionee for the tax year in which the option is exercised and is taxable at the Resident Optionee' s appropriate rate of tax.

  Upon the sale of the Ordinary Shares, Irish capital gains tax will be imposed. The taxable gain is calculated by taking the indexed cost of the shares and subtracting it from the sale proceeds. However, added to the cost is the amount of income, if any, realized upon the exercise of the option. The allowable cost of the Ordinary Shares can be indexed by reference to the rate of inflation as published in official statistics between the date of acquisition and the date of disposal, provided that the length of time exceeds twelve months.

  Non-Resident Optionees. The Irish income tax consequences for a person who is not domiciled, a resident of or ordinarily resident in the Republic of Ireland, but is an employee or director of the Company (a "Non-resident Optionee"), on the exercise of options are uncertain as such consequences depend on a number of variable factors, for example the applicable double taxation treaty. Non-resident Optionees should consult their own tax advisors to determine the Irish tax consequences for them of being Non-resident Optionees. Assuming that the ADSs representing the Ordinary Shares issuable upon the exercise of options under the 1995 Option Plan will be quoted on the Nasdaq National Market, Non-resident Optionees will have no liability for Irish capital gains tax in respect of disposal of the Ordinary Shares.

 U.S. Federal Income Tax Consequences

  The following is a summary of the U.S. federal income tax treatment of incentive and non-statutory stock options received by persons who are resident in (or are citizens of) the United States for U.S. federal income tax purposes. Generally, persons who are not resident in (nor citizens of) the United States for U.S. federal income tax purposes and who have not performed services in the United States will not be subject to any United States taxes upon the grant or exercise of options or upon the disposition of Ordinary Shares.

  Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Ordinary Shares acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If the participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a non-qualified option. Thus, in the year of option exercise, an optionee must include the difference between the exercise price and the fair market value of the shares on the date of exercise in alternative minimum taxable income. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at a rate of 26% to 28% but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

  Non-Qualified Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Ordinary Shares acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of sale.

 Maximum Income Tax Rates on Capital Gain and Ordinary Income

  Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Ordinary Shares held for more than eighteen months and at a maximum rate of 28% if attributable to Ordinary Shares held for more than one year but not more than eighteen months. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a medicare tax and, under certain circumstances, a social security tax.

 Tax Consequences to the Company

  The grant of an incentive or non-statutory stock option under the 1995 Option Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Ordinary Shares acquired under the 1995 Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1995 Option Plan, including as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized under the 1995 Option Plan (other than income recognized as a result of a Disqualifying Disposition) by participants who are employees or are otherwise subject to United States income tax withholding.

 Canadian Federal Income Tax Consequences

  There are no Canadian federal income tax consequences to the Company or to an optionee upon the grant of an option under the 1995 Option Plan.

  An optionee who is a resident of Canada at the time an option is exercised will be subject to Canadian federal income tax in respect of the benefit received upon exercising the option, as described below. To the extent that the stock option benefit relates to duties of an office (including the position of director) or employment performed in a country other than Canada and such benefit is subject to tax in that country, an optionee may claim a deduction from Canadian tax otherwise payable in respect of such foreign tax paid.

  To the extent that the granting of an option relates to the duties of an office (including the position of director) or employment performed in Canada by an optionee who is non-resident in Canada at the time of exercising, the optionee will be subject to Canadian federal income tax in respect of the benefit received upon exercising the option.

  An optionee who is a resident of the United States will be exempt by virtue of the Canada-United States Income Tax Convention from the otherwise applicable Canadian federal income tax in respect of the benefit received upon exercising an option that represents remuneration for the duties of employment performed in a particular year in Canada, provided that the amount of the benefit, together with all other remuneration in respect of those duties, does not exceed CAD $10,000, or provided that the optionee is present in Canada for a period or periods not exceeding a total of 183 days in that year.

  An optionee who is a resident of the Republic of Ireland will be exempt by virtue of the Canada-Ireland Income Tax Agreement from the otherwise applicable Canadian federal income tax in respect of the benefit received upon exercising an option that represents remuneration for the duties of employment performed in a particular year in Canada, provided that the optionee is present in Canada for a period or periods not exceeding a total of 183 days in that year, the remuneration is not paid by or on behalf of a Canadian resident employer, and the remuneration is not deducted from the profits of a permanent establishment or a fixed base which the Company has in Canada.

  Where an optionee subject to Canadian federal income tax acquires shares in a particular year by exercising an option under the 1995 Option Plan, the excess, if any, of the value of those shares at the time of acquisition over the price paid for the shares will be a taxable benefit from employment to the optionee in that year. An amount equal to one-quarter of this taxable benefit may be deducted in computing the taxable income of the optionee, provided that
(a) the option was granted after February 15, 1984, (b) the exercise price is not less than the fair market value of the shares at the time the option was granted and (c) immediately after the option was granted, the optionee was dealing at arm's-length with the Company.

  The amount of the taxable benefit, if any, received by an optionee upon exercise of an option will be added to the adjusted cost base of the Ordinary Shares acquired pursuant to the option. The adjusted cost base to an optionee of shares acquired under the 1995 Option Plan will be averaged with the adjusted cost base to the optionee of any shares acquired otherwise than under the 1995 Option Plan.

  The excess of proceeds of disposition of the shares over their adjusted cost base is treated as a capital gain, 75% of which is included in income for Canadian tax purposes. Non-residents of Canada will generally be exempt from Canadian tax on the gain.

BOARD RECOMMENDATION

  The Board of Directors believes that the future growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors recommends a vote FOR the reapproval of the 1995 Option Plan in order to ensure compliance with Section 162(m).

           AUTHORIZATION OF DETERMINATION BY THE BOARD OF DIRECTORS
                  OF THE REMUNERATION OF INDEPENDENT AUDITORS

  Under Irish Company law, the remuneration of the Company's independent auditors must be determined by the shareholders of the Company or in such manner as the shareholders may approve at the Annual General Meeting. The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's independent auditors' performance in the annual audit, reviews auditors' fees, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent auditors. The current Audit Committee members are Messrs. Cunningham (Chairman), Licursi and Mixer. During 1997, the Audit Committee determined the appropriate remuneration of the Company's independent auditors based upon discussions with the auditors and a number of factors, including the fees of other accounting firms of similar reputation, the quality of the work of the auditors and the responsiveness of the auditors to the requirements of the Company.

BOARD RECOMMENDATION

  The Board of Directors believes that the Audit Committee is in the best position to determine the remuneration of the Company's independent auditors and that it is in the best interests of the Company for the Audit Committee to make this determination. Therefore, the Board of Directors recommends a vote FOR authorizing the Board of Directors, through the Audit Committee, to determine the remuneration of the Company's independent auditors upon consideration of factors deemed relevant by the Audit Committee, which may include some or all of the factors described above.

           AUTHORIZATION OF LOCATION OF 1999 ANNUAL GENERAL MEETING

  Under Irish company law, the 1999 Annual General Meeting of Shareholders of the Company must be held in the Republic of Ireland, unless the shareholders of the Company authorize the Company to hold such Annual General Meeting elsewhere. To maintain maximum flexibility, the Board of Directors believes that it is in the best interests of the Company for the shareholders to authorize the Company to hold the 1999 Annual General Meeting in North America. Such authorization will permit the Company to hold the 1999 Annual General Meeting in the Republic of Ireland or in North America, as determined by the Board of Directors to be in the best interests of the Company.

BOARD RECOMMENDATION

  The Board of Directors believes that this flexibility is in the best interests of the Company and recommends a vote FOR this proposal.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the Annual General Meeting. However, if any other matters are properly presented to the Annual General Meeting, it is the intention of the Chairman of the Annual General Meeting, as the person named in the accompanying proxy, to vote, or otherwise act, in accordance with his judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection. The Depositary is required pursuant to the Deposit Agreement to mail to all Owners a notice, which indicates the voting rights of such Owners with respect to their ADRs as more fully described in this Proxy Statement.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS AT THE 1999 ANNUAL GENERAL MEETING

  Proposals of shareholders intended to be presented at the 1999 Annual General Meeting of Shareholders must be received by the Company at its principal office in Galway, Ireland not later than November 25, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          Peter M. Quinlan,
                                          Secretary

March 25, 1998

  THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL GENERAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL GENERAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE ANNUAL GENERAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix A
                                                                      ----------

PROXY                       SAVILLE SYSTEMS PLC                          PROXY

             PROXY FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 23, 1998


The undersigned, revoking all prior proxies, hereby appoint(s) the Chairman of the Annual General Meeting as proxy to represent and vote, as designated herein, all Ordinary Shares of Saville Systems PLC (the "Company") which the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company to be held at the GlenLo Abbey, Bushypark, Galway, the Republic of Ireland on April 23, 1998 at 1:00 pm local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

________________________________________________________________________________

                                                       FOR    AGAINST   ABSTAIN
                                                       [_]      [_]        [_]
1. To consider the audited accounts of the Company for the year ended December 31, 1997 and the Reports of the Directors and the Auditors thereon.

2. a) To re-elect the following Class II Directors   [_] For all nominees
      (except as marked below):
   John A. Blanchard, III, Brian E. Boyle,           [_] Withold Authority to
   Richard A. Licursi, and John W. Sidgmore              vote for all nominees
                                                     [_] For all nominees except
                                                         the following:

   .................................................
   b) To re-elect the following Class III Directors [_] For all nominees (except as marked below)
      John J. Boyle, III, James B. Murray, Jr., and  [_] Withold Authority to
      Bruce A. Saville                                   vote for all nominees
                                                     [_] For all nominees except
                                                         the following:
   .................................................

3. To re-appoint Ernst & Young as the Company's        [_]      [_]        [_]
   independent auditors for the current fiscal year.

4. To re-approve the adoption of the Company's 1995    [_]      [_]        [_]
   Share Option Plan, as amended.

5. To authorize the Directors to determine the         [_]      [_]        [_]
   renumeration of the independent auditors.

6. To authorize the holding of the 1999 Annual         [_]      [_]        [_]
   General Meeting of the Company in North America.

        THIS PROXY IS SOLICITED         Signature:   _________________________
        ON BEHALF OF THE BOARD          Date:        _________________________
          OF DIRECTORS OF THE           Signature:   _________________________
                COMPANY                 Date:        _________________________

________________________________________________________________________________

NOTES:

 a. A corporation may execute this proxy form under its common seal or by the signature of a duly authorized officer.

 b. In the case of joint holders, any joint holder may execute this proxy form but the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

 c. To be valid this proxy form, and, if applicable, any authority under which it is executed (or a copy of such authority, certified notarially or in some other way approved by the Directors), must be deposited with the Registrars' and New Issue Department, AIB Bank, Bankcentre, P.O. Box 954, Ballsbridge, Dublin 4, Ireland, or the Registered Office of the Company, 67 Landsdowne Road, Dublin 4, Ireland, not less than 48 hours before the time appointed for the holding of the meeting.